Exhibit 10.20

SERVICE AGREEMENT
This Service Agreement (this “Agreement”) is entered into as of October 1, 2015 (the “Effective Date”), by and between The Peace Naturals Project Inc. (the “Company”), and Hillhurst Management Inc. (the “Vendor”). The Company and the Vendor are collectively referred to herein as the “Parties.”
RECITAL
WHEREAS, the Vendor has specialized financial skills, experience and knowledge;
WHEREAS, the Company wishes to engage the Vendor as an independent contractor for the Company for the purpose of providing business advisory services from and after the Effective Date on the terms and conditions set forth below; and
WHEREAS, the Vendor wishes to provide the Services (as defined below) in accordance with the terms of this Agreement; and
WHEREAS, each Party is duly authorized and capable of entering into this Agreement.
NOW, THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, the Parties hereby agree as follows:
1SERVICES AND RESPONSIBILITIES
(a)    The Vendor agrees to do each of the following (collectively, the “Services”):
(i)    The Vendor will provide advisory services in support of due diligence activities relating to potential share purchase agreements;
(ii)    Prepare support schedules and documents such as interim financial reporting, forecasts, valuation modelling of biological assets, pricing strategies, recommend employee grading, salary bands, remuneration support, and recommend share option plans for employees;
(b)    The Company agrees to do each of the following:
(i)    Engage the Vendor as an independent contractor to perform the Services;
(ii)    Provide relevant information and tools, to assist the Vendor with the performance of the Services; and
(iii)    Satisfy all of the Vendor’s reasonable requests for assistance in its performance of the Services.
2    NATURE OF RELATIONSHIP
(a)    The Vendor agrees to perform the Services hereunder solely as an independent contractor. The Parties agree that nothing in this Agreement shall be construed as creating a joint venture, partnership, franchise, agency, employer/employee, or similar relationship between the Parties. The Vendor is and will remain an independent contractor in its relationship to the Company and shall not be considered or deemed to be an employee of the Company for any purpose, including without limitation, for purposes of any pension, bonus, equity or other benefit plan which the Company makes available to its employees. The Company shall not be responsible for withholding taxes with respect to the Vendor’s compensation hereunder. The Vendor shall have no claim against the Company hereunder or otherwise for any form or type of benefits, including, without limitation, vacation pay, sick leave, retirement benefits, disability, social security, worker’s compensation, or employment insurance benefits. Nothing in this Agreement shall create any obligation between either Party and a third party.
(b)    The Company has entered into this Agreement in reliance on information provided by the Vendor, including the Vendor’s express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor.
3    TERM
The term of this Agreement shall be for a period of one (1) year commencing as of the Effective Date and shall thereafter continue until such time as this Agreement is terminated in accordance with the provisions of this Agreement.
4    CONFIDENTIAL INFORMATION

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(a)    The Vendor agrees to treat as strictly confidential and not divulge any Confidential Information (as defined below) received during the term of this Agreement or thereafter. Except as may be necessary and appropriate to provide your services in the context of the Agreement, the Vendor shall not divulge any Confidential Information to any person, firm, corporation or entity without the express written consent of the Company. Nothing in this policy is intended to prohibit the Vendor from sharing such Confidential Information as is required to provide your services in the context of this Agreement with the Company, on the condition that such Confidential Information is shared in a manner consistent with the consent policies or procedures of the Company and in compliance with the Personal Health Information Protection Act.
(b)    The Vendor agrees at all times during the Term and indefinitely thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company solely to the extent necessary to perform your obligations to the Company in the course and context of this Agreement, or to disclose to any person, firm, corporation or other entity without written authorization of the Company (via an agreement to permit disclosure signed by a member of the board of directors or a senior corporate officer in each instance), and Confidential Information of the Company which the Vendor obtain or create.
(c)    The Vendor understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including but not limited to research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom the Vendor called or which became acquainted during the course of providing the Services of this Agreement with the Company), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes formulas, technology, biotechnology, biological or non-biological products (including strains, substrains, and/or variations of plants or other biological material), designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to the Vendor by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by the Vendor during the term of this Agreement with the Company, whether or not during working hours, and including Inventions (as such term is defined in the Intellectual Property Standard). The Vendor understands the Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business, which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers whether of a technical nature or otherwise. The Vendor further understand that Confidential Information does not include any of the foregoing items which have become publicly and widely known and which have been made generally available through no wrongful act of the Vendor or others who were under confidentiality obligations as to the item or items involved.
5    INTELLECTUAL PROPERTY
(a)    The Vendor agrees that all research and intellectual property developed in relation to providing the Services during the term of this Agreement is the property of the Company. Any research may only be published with the express written consent of the Company. Any research published by the Vendor must provide acknowledgement of the Company. The Company must provide acknowledgement and if appropriate authorship to the Vendor for any research primarily conducted or written by the Vendor.
6    INDEMNIFICATION OF THE VENDOR
(a)    The Company shall indemnify and save the Vendor (including their respective heirs and legal representatives) harmless from and against any and all liability, damages, cost (including reasonable counsel fees and disbursements), charges and expenses arising out of or related to any act or omission done or permitted by the Vendor in connection with the delivering of the Services, provided such indemnity shall not extend to liabilities, damages, costs, charges, or expenses attributable to the deliberate misconduct or reckless disregard by the Vendor while providing the Services. These rights are in addition to and not in substitution for any and all other indemnities to which the Vendor may be entitled.
7    REPRESENTATIONS AND WARRANTIES
(a)    The Parties each represent and warrant as follows:
(i)    Each Party has full power, authority, and right to perform its obligations under the Agreement;
(ii)    This Agreement is a legal, valid, and binding obligation of each Party, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally and equitable remedies); and
(iii)    Entering into this Agreement will not violate the charter or bylaws of either Party or any material contract to which that Party is also a party.
(b)    The Vendor hereby represents and warrants as follows:

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(i)    The Vendor has the sole right to control and direct the means, details, manner, and method by which the Services required by this Agreement will be performed;
(ii)    The Services shall be performed in accordance with standards prevailing in the Company’s industry, and shall further be performed in accordance with and shall not violate any applicable laws, rules, or regulations, and the Vendor will act competently, loyally and in a trustworthy manner in accordance with the Company’s best interests and the Company’s code of business conduct.
(c)    The Company hereby represents and warrants as follows:
(i)    The Company will make timely payments of amounts earned by the Vendor under this Agreement;
(ii)    The Company shall notify the Vendor of any changes to its procedures affecting the Vendor’s obligations under this Agreement at least 30 days prior to implementing such changes; and
(iii)    The Company shall provide such other assistance to the Vendor as the Company deems reasonable and appropriate.
8    FEE FOR SERVICES
(a)    Terms and Conditions. The Company shall pay the Vendor a monthly fee of $12,500 for five (5) days a week commitment of time.
(b)    Timing of Payment. Payments for Services shall be made to the Vendor on a semi-monthly basis within one week after the receipt of an invoice from the Vendor.
(c)    Expenses. Any reasonable expenses incurred by the Vendor in the performance of this Agreement shall be the Company’s responsibility, which are reimbursable by the Company in accordance with the Company’s standard expense reimbursement procedures, in addition the Vendor will be reimbursed for mileage to and from the Company offices in Stayner, Ontario at the current allowable per km rate of $0.55 established by Canada Revenue Agency.
(d)    Taxes. The Vendor is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Vendor under this Agreement and for all obligations, reports, and timely notifications relating to such taxes. The Company shall have no obligation to pay or withhold any sums for such taxes.
(e)    Project Success Fee. The Vendor will be paid a success fee of $30,000 upon the closing of any Share Purchase Agreement between the Barnes Family Trust and any third party during the term of this Agreement.
(f)    Stock Options. In addition to the cash payment in section 7(a) and Project Success Fee 7(e), the Company will also award to the Vendor 30,000 options to acquire 30,000 common shares at a strike price of $7.25 per share vesting upon signing of this Agreement. The options will have a five (5) year term prior to expiration.
9    NO CONFLICT OF INTEREST; OTHER ACTIVITIES
The Vendor hereby represents and warrants to the Company, and covenants to the Company, that the Vendor is not and will not be, obliged under any contract, obligation or other duty that conflicts with or is inconsistent with this Agreement. During the Term, the Vendor is free to engage in other independent contracting activities; provided, however, the Vendor shall not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Vendor’s obligations or the scope of Services to be rendered for the Company pursuant to this Agreement without the prior written consent of the Company.
10    SECURITY COMPLIANCE
The Vendor acknowledges that both in connection with this Agreement the Company may conduct the necessary criminal, security and other clearances and background checks as are mandated by law, or which the Company in its reasonable discretion may determine are necessary and advisable, including permitting the company to apply for Health Canada security clearance.
11    TERMINATION
This Agreement may be terminated:
(a)    by either party on provision of thirty (30) days written notice to the other Party, with or without cause;
(b)    by either Party for a material breach of any provision of this Agreement by the other Party, if the other Party’s material breach is not cured within fifteen (15) days of receipt of written notice thereof; or

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(c)    by the Company at any time and without prior notice, if the Vendor (i) is convicted of any felony, (ii) is convicted of any crime involving moral turpitude, fraud or misrepresentation, (iii) fails or refuses to comply with the written policies or reasonable directives of the Company, (iv) is guilty of serious misconduct in connection with performance under this Agreement, (v) Health Canada security clearance is not obtained, contract can be cancelled; or (vi) breaches any provision of Paragraph 4 above;
(d)    in the event of a change of control in ownership of the Company or sale of common shares of the Company by the Barnes Family Trust, and this Agreement is terminated early in accordance with the provisions of this Agreement, an Early Termination Fee of $30,000 (equal to three (3) months of service fees) will be due upon early termination of this Agreement.
The Term shall end upon the termination of this Agreement. Following the termination of this Agreement for any reason, the Company shall promptly pay the Vendor any outstanding amounts for Services rendered before the effective date of the termination and any Project Success Fees or Early Termination Fees. Termination of this Agreement shall constitute the Vendor’s resignation from any director or officer position the Vendor has with any of the Company’s parent and subsidiaries entities and from all fiduciary positions the Vendor holds with respect to any employee benefit plans or trusts established by the Company. The Vendor agrees that this Agreement shall serve as written notice of resignation in the foregoing circumstances.
12    RETURN OF PROPERTY
Immediately upon termination of this Agreement or other request by the Company, the Vendor agrees to return to the Company all Confidential Information and all other Company products, samples, models, or other property and all documents, retaining no copies or notes, relating to the Company’s business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material obtained by the Vendor during and in connection with his performance of Services hereunder. All Confidential Information and all other files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the Company’s business, whether prepared by the Vendor or otherwise coming into its possession, shall remain the Company’s exclusive property.
13    MODIFICATION
No amendment, change, or modification of this Agreement shall be valid unless in writing and signed by both Parties.
14    ASSIGNMENT
The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of the Vendor. The Vendor may not, without the written consent of the Company, assign, subcontract, or delegate its obligations under this Agreement, except that the Vendor may transfer the right to receive any amounts that may be payable to him for his services under this Agreement, which transfer will be effective only after receipt by the Company of written notice of such assignment or transfer.
15    SUCCESSORS AND ASSIGNS
All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns. The provisions of this Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties.
16    FORCE MAJEURE
A Party shall be not be considered in breach of or in default under this Agreement on account of, and shall not be liable to the other Party for, any delay or failure to perform its obligations hereunder by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that Party’s reasonable control (each a “Force Majeure Event”); provided , however, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable:
(a)    notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and
(b)    use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations hereunder.
17    NO IMPLIED WAIVER
The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.
18    NOTICE

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Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return-receipt requested) to such Party as follows (or to such other address as such Party may designated from time to time for purposes of this Paragraph 17 by notice to the other Party):
If to the Company:
Mr. Mark Gobuty
Peace Naturals Project Inc.
4491 Concession 12
Stayner, Ontario, Canada L0M 1SO
If to the Vendor:
Mr. William Hilson
Hillhurst Management Inc.
53 Hillhurst Blvd
Toronto, Ontario, Canada M5N 1N5
19    GOVERNING LAW
This Agreement shall be governed by the laws of the province of Ontario.
20    COUNTERPARTS/ELECTRONIC SIGNATURES
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.
21    SEVERABILITY
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.
22    ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the Parties as to the matters discussed herein and supersede any prior or contemporaneous negotiations, representations, promises, agreements and/or understandings of the Parties with respect to such matters, whether written or oral, except as specifically set forth in this Agreement.
23    HEADINGS
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.
[SIGNATURE PAGEFOLLOWS]

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above.

COMPANY:	The Peace Naturals Project Inc.

By:
Name: Mark Gobuty
Title: Chief Executive Officer

VENDOR:	Hillhurst Management Inc.

By:
Name: William Hilson
Consultant

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